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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

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               Date of Report (Date of Earliest event reported):
                               December 15, 1997

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                             SHERIDAN ENERGY, INC.
            (Exact name of registrant as specified in its charter)

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        Delaware                    1-10201                   76-0507664
(State of Incorporation)   (Commission File Number)          (IRS Employee
                                                          Identification No.)

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                                1000 Louisiana
                                   Suite 800
                             Houston, Texas 77002
                   (Address of principal executive offices)

              Registrant's telephone number, including area code
                                (713) 651-7899

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Item 2.  Acquisition or Disposition of Assets.

        On December 15, 1997, Sheridan Energy, Inc. ("Sheridan" or the "Registrant") completed the previously announced acquisition (the "Acquisition") of certain oil and gas properties from Pioneer Natural Resources USA, Inc. ("Pioneer") in a cash-for-assets transaction.

        Pursuant to the terms of the Acquisition, Sheridan acquired Pioneer's interest in 436 wells (net 179) of which 213 wells (net 154 wells) are operated for a purchase price of $49.9 million.

        In order to obtain financing for the Acquisition, the Registrant sold to Enron Capital & Trade Resources Corp. ("Enron") 1 million shares of a new issue of the Registrant's senior redeemable preferred stock for $10 million, and 1,600,000 shares of the Registrant's common stock for an additional $10 million.

        In addition, the Registrant entered into a First Amended and Restated Credit Agreement with Bank One, Texas N.A. (the "Bank") whereby the Bank has committed to loan to the Registrant, up to $100 million pursuant to a secured term loan agreement of which the current borrowing base is $37.9 million.

Item 7. Financial Statements and Exhibits.

        (a) Financial Statements of Business Acquired.

        The financial statements required by this item will be filed by amendment not later than sixty days after the date of the filing of this Form 8-K report.

        (b) Exhibits

        10.1 First Amended and Restated Credit Agreement between Bank One, Texas N.A. and the Registrant - filed herewith.

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                                  SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SHERIDAN ENERGY, INC.
                                        (REGISTRANT)

                                        By:  /s/ MICHAEL A. GERLICH
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                                             Michael A. Gerlich
                                             Chief Financial Officer

DATED: December 16, 1997

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